THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THIS PROMISSORY NOTE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

DESERT HAWK GOLD CORP.
PROMISSORY NOTE DUE JULY 14, 2012

No. R-DH-1	Dated: July 14, 2010

FOR VALUE RECEIVED, the undersigned, DESERT HAWK GOLD CORP., a Nevada corporation (the “Company”), HEREBY UNCONDITIONALLY PROMISES TO PAY to DMRJ GROUP I, LLC (the “Investor”) or its registered assignee the principal amount equal to the lesser of (i) Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000) and (ii) the aggregate principal amount of all Term Loan Advances (as defined below) owing to the Investor by the Company pursuant to the Investment Agreement dated as of July 14, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Investment Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Company and the Investor on the dates provided in the Investment Agreement.

The Company promises to pay interest (including all Prepaid Interest, Monthly Interest and Payment Date Interest) on the unpaid principal amount of each Term Loan Advance, from the date of such Term Loan Advance, until such principal amount is paid in full, at such interest rates, and payable at such times (including, in the case of Prepaid Interest with respect to a Term Loan Advance, on the date of the Borrowing thereof), as are specified in the Investment Agreement.

Both principal and interest are payable to the Investor in lawful money of the United States of America to the Investor Payment Account in same day funds.  Each Term Loan Advance owing to the Investor by the Company and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Investor and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Investor to make any such recordation or endorsement shall not affect the Obligations of the Company under this Promissory Note.

This Promissory Note is the “Note” referred to in, and is entitled to the benefits of, the Investment Agreement and the other Transaction Documents, including the Security Documents.  The Investment Agreement, among other things, (i) provides for the making of Term Loan Advances by the Investor to the Company from time to time in an aggregate amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Company resulting from each such Term Loan Advance being evidenced by this Promissory Note, (ii) provides for the optional and mandatory prepayment of all such Term Loan Advances prior to the Maturity Date, together with all accrued interest due on such date of prepayment, on the dates set forth in the Investment Agreement, and (iii) is secured by the Security Documents.  The outstanding principal amount of this Promissory Note, together with all interest accrued hereon and all other Obligations owing to the Investor hereunder and under the other Transaction Documents, shall be due and payable in full on the Maturity Date.

If default is made in the punctual payment of principal or any other amount under this Promissory Note in accordance with the Investment Agreement, or if any other Event of Default has occurred, this Promissory Note shall, at the Investor’s option exercised at any time upon or after the occurrence of any such payment default or other Event of Default (or in the case of an Event of Default under Section 7.01(h) or (i) of the Investment Agreement, automatically) and in accordance with the applicable provisions of the Investment Agreement, become immediately due and payable.

All payments of any kind due to the Investor from the Company pursuant to this Promissory Note shall be made in the full face amount thereof.  All such payments will be free and clear of, and without deduction or withholding for, any present or future taxes.  The Company shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution in connection with making any payments hereunder, except for any costs imposed by the Investor’s banking institutions.

The Company shall pay all costs of collection, including, without limitation, all reasonable, documented legal expenses and attorneys’ fees, paid or incurred by the Investor in collecting and enforcing this Promissory Note.

The Company and every endorser of this Promissory Note, or the obligations represented hereby, expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Promissory Note and the Investment Agreement or the performance of the obligations under this Promissory Note and/or the Investment Agreement.  No renewal or extension of this Promissory Note or the Investment Agreement, no release of any Person primarily or secondarily liable on this Promissory Note or the Investment Agreement, including the Company and any endorser, no delay in the enforcement of payment of this Promissory Note or the Investment Agreement, and no delay or omission in exercising any right or power under this Promissory Note or the Investment Agreement shall affect the liability of the Company or any endorser of this Promissory Note.

No delay or omission by the Investor in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right.  The provisions of this Promissory Note may be waived or amended only in a writing signed by the Company and the Investor.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such State, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

2

In order to qualify as a “registered note” for purposes of the Code, transfer of this Promissory Note may be effected only by (i) surrender of this Promissory Note to the Company and the re-issuance of this Promissory Note to the transferee, or the Company’s issuance to the Investor of a new note in the same form as this Promissory Note but with the transferee denoted as the Investor, or (ii) the recording of the identity of the transferee by the Company, which is maintaining a record ownership register of this Promissory Note.  The terms and conditions of this Promissory Note shall be binding upon and inure to the benefit of the Company and the Investor and their permitted assigns; provided, however, that if any such assignment (whether by operation of law, by way of transfer or participation, or otherwise) is to any noteholder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then such noteholder shall submit to the Company on or before the date of such assignment an IRS Form W-8BEN (or any successor form) certifying as to such noteholder’s status for purposes of determining exemption from United States withholding tax, information reporting and backup withholding with respect to all payments to be made to such noteholder under the new note (or other instrument).  Any attempted transfer in violation of the relevant provisions of this Promissory Note shall be void and of no force and effect.  Until there has been a valid transfer of this Promissory Note and of all of the rights hereunder by the Investor in accordance with this Promissory Note, the Company shall deem and treat the Investor as the absolute beneficial owner and holder of this Promissory Note and of all of the rights hereunder for all purposes (including, without limitation, for the purpose of receiving all payments to be made under this Promissory Note).

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3

It is the intention of the Company and the Investor that this Promissory Note is to be a registered instrument and not a bearer instrument and the provisions of this Promissory Note are to be interpreted accordingly.  This Promissory Note is intended to be registered as to both principal and interest and all payments hereunder shall be made to the named Investor or, in the event of a transfer pursuant to the Investment Agreement and this Promissory Note, to the transferee identified in the record of ownership of this Promissory Note maintained by the Company.  Transfer of this Promissory Note may not be effected except in accordance with the provisions hereof.

DESERT HAWK GOLD CORP.

By:	/s/ Robert E. Jorgensen
Name: Robert E. Jorgensen
Title: Chief Executive Officer

[Signature Page to Promissory Note]

TERM LOAN ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Term Loan Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By